As filed with the Securities and Exchange Commission on December __, 1995 Registration No. 33-

                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM S-8
                       REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933



                         DIONEX CORPORATION
        (Exact name of registrant as specified in its charter)


     Delaware                         94-2647429
(State of Incorporation)           (I.R.S. Employer
                                 Identification No.)




                      501 Mercury Drive
                 Sunnyvale, California 94086
                       (408) 737-0700
  (Address and telephone number of principal executive offices)



            Dionex Corporation Stock Option Plan
           (formerly, the 1990 Stock Option Plan)

                  (Full title of the plan)



                       A. Blaine Bowman
             President and Chief Executive Officer
                      Dionex Corporation
                       501 Mercury Drive
                   Sunnyvale, California 94086
                        (408) 737-0700
     (Name, address and telephone number of agent for service)

                        ------------

                           Copies to:
                  Christopher A. Westover, Esq.
             Cooley Godward Castro Huddleson & Tatum
                 One Maritime Plaza, 20th Floor
                 San Francisco, California 94111
                         (415) 693-2000

Total Number of Pages:
Exhibit Index at Page:

                 CALCULATION OF REGISTRATION FEE
Title of Securities       Amount to be   Proposed Maximum
 to be Registered          Registered   Offering Price Per
    Share (1)               Price (1)
Common Stock (par            350,000           $56.50
   value $.001)

Proposed Maximum        Amount of
Aggregate Offerring  Registration Fee
  $19,775,000           $6,819.00


(1)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the closing price of Registrant's Common Stock on December 12, 1995 as reported on the
Nasdaq National Market.



Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

          INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT

                         ON FORM S-8 NO. 33-40796



The contents of Registration Statement on Form S-8 No. 33-40796 filed with the Securities and Exchange Commission on May 23, 1991, are incorporated by reference herein.


                           EXHIBITS

Exhibit
Number

 4.1* Restated Certificate of Incorporation, filed with the Delaware Secretary of State on December 12, 1988

 4.2*   Bylaws, as amended on October 21, 1988

 5.1    Opinion of Cooley Godward Castro Huddleson & Tatum

23.1    Consent of Deloitte & Touche LLP

23.2    Consent of Cooley Godward Castro Huddleson & Tatum (see Exhibit
        5.1)

24.1    Power of Attorney (See page 4 of Registration Statement)

99.1**  Dionex Corporation Stock Option Plan



   * Incorporated by reference to the Registrant's Annual Report on Form 10-K filed on September 20, 1989.

  ** Incorporated by reference to the Registrant's Annual Report on Form 10-K filed on September 26, 1995.

                           SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on December 15, 1995.

                                          DIONEX CORPORATION


                                          By:    /s/ Michael W. Pope
                                                 Michael W. Pope
                                                 Vice President and
                                                 Chief Financial Officer

                            POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Blaine Bowman and Michael W. Pope, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                        Date


/s/ A. Blaine Bowman     President, Chief Executive   December 15, 1995
(A. Blaine Bowman)       Officer and Director


/s/ Michael W. Pope      Vice President and Chief     December 15, 1995
(Michael W. Pope)        Financial Officer (Principal
                         Financial and Accounting
                         Officer)

/s/ David L. Anderson    Director                     December 15, 1995
(David L. Anderson)

/s/ James F. Battey      Director                     December 15, 1995
(James F. Battey)

/s/ B.J. Moore           Director                     December 15, 1995
(B.J. Moore)

                                        EXHIBIT INDEX


Exhibit                                                  Sequential
Number                        Description                Page Number

4.1* Restated Certificate of Incorporation, filed with the Delaware Secretary of State on December 12, 1988

4.2*        Bylaws, as amended on October 21, 1988

5.1         Opinion of Cooley Godward Castro Huddleson
            & Tatum

23.1        Consent of Deloitte & Touche LLP

23.2        Consent of Cooley Godward Castro Huddleson
            & Tatum (see Exhibit 5.1)

24.1        Power of Attorney (See page 4 of Registration
            Statement)

99.1**      Dionex Corporation Stock Option Plan


___________________________

* Incorporated by reference to the Registrant's Annual Report on Form 10-K filed on September 20, 1989.

** Incorporated by reference to the Registrant's Annual Report on Form 10-K filed on September 26, 1995.

Exhibit 5.1

December 15, 1995


Dionex Corporation
501 Mercury Drive
Sunnyvale, CA  94088-3603

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Dionex Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 350,000 shares of the Company's Common Stock, $.001 par value, (the "Shares") pursuant to the Dionex Corporation Option Plan (the "Plan).

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an Exhibit to the Registration Statement.

Very truly yours,

Cooley Godward Castro
Huddleson & Tatum


Christopher A. Westover

Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration
Statement of Dionex Corporation on Form S-8 of our reports dated
July 24, 1995, appearing and incorporated by reference in the Annual Report on Form 10-K of Dionex Corporation for the year ended
June 30, 1995.

DELOITTE & TOUCHE LLP

San Jose, California
December 11, 1995